UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2014, Ken Lorimer resigned as the Registrant’s Chief Financial Officer.

On October 31, 2014, the Registrant’s Board of Directors appointed William L. Sklar as the Registrant’s Chief Financial Officer.

On November 1, 2014, the Registrant entered into an employment agreement with Mr. Sklar. Pursuant to this employment agreement, Mr. Sklar is entitled to a salary of Eighteen Thousand Canadian Dollars (CAD$18,000) per annum (approximately USD$16,000 per annum) and he received an option exercisable to purchase 480,000 shares of common stock of the Registrant at an exercise price of $0.12. The stock option will vest at the rate of 40,000 shares per month, contain a cashless exercise provision and will expire on October 31, 2019. Mr. Sklar is subject to a two year non-compete and non-solicitation clause under his employment agreement. Mr. Sklar’s employment agreement does not provide for any payments upon a change of control.

The relevant business experience of Mr. Sklar is as follows:

William L. Sklar, age 66, Chief Financial Officer

Mr. Sklar has 25 years of experience as an advisor and consultant in the corporate and financial markets. From 1988 until the present, Mr. Sklar served as Director and President of Willmar Management Corporation, where he provided management, financial and administrative counsel to private and public companies within the United States, Canada and the United Kingdom. Since 2008, he has serviced as Chief Financial Officer and Director for various U.S. public companies, including TrinityCare Senior Living, which operates retirement homes, Arrayit, Inc., a biomedical company, Pathogenics, a drug research company, and PaperFree Medical Solutions, Inc., an electronic medical records company. He served as a director and Vice Chairman of the Metro Toronto Housing Authority, a Provincial Federal board overseeing 32,000 income rental units in Toronto, from 1983 to 1989.

Family Relationships

Mr. Sklar does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement, made and entered into as of November 1, 2014, by and between GreeneStone Healthcare Corporation and William L. Sklar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: November 5, 2014	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer